UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2006
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-26824 (Commission File Number)	68-0370244 (I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿴ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿴ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿴ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
࿴ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure in Item 8.01 below.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Please see the disclosure in Item 8.01 below.

ITEM 8.01. OTHER EVENTS

On July 24, 2006, Tegal Corporation (the “Company”) issued a press release announcing that it has filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a 1-for-12 reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Reverse Stock Split received the required approval of the Company’s stockholders at the Company’s annual meeting held on July 21, 2006. The reverse stock split will take effect before trading begins on Tuesday, July 25, 2006, at which time the symbol will change to TGALD. The symbol will return to the normal TGAL at the open of the market on August 22, 2006.

In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash equal to such fraction multiplied by $4.68, which is the average of the high and low trading prices ($0.39) of our common stock on the Nasdaq Capital Market during regular trading hours for the five trading day period ending on July 21, 2006 multiplied by 12.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Number	Exhibit
99.1	Press Release dated July 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006	TEGAL CORPORATION
	By:	/s/ Thomas R. Mika
	Name: Title:	Thomas R. Mika Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 24, 2006